Exhibit 16.1

December 6, 2023

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street N.E.

Washington, D.C. 20549

Re: GrowLife Inc.

We have read the statements made by GrowLife, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of GrowLife, Inc.’s. Form 8-K report dated December 6, 2023. We agree with such statements as they pertain to our Firm in such Form 8- K.

We have no basis to agree or disagree with any other statements of the Company contained in Item 4.01.

Sincerely,

Macias Gini & O’Connell LLP

Irvine, CA

December 6, 2023